                                                                    Exhibit 10.1

                           OFFICER SEVERANCE AGREEMENT

     This Officer Severance Agreement ("Agreement") is made and entered into as of this 16th day of May, 2002, by and between Pure Resources, Inc., a Delaware corporation (the "Company"), and Jack Harper, an individual currently residing in Midland, Texas ("Officer").

                                    RECITALS

     The Board of Directors of the Company (the "Board") has determined that it is in the best interest of the Company to assure that the Company will have the continued dedication of Officer, notwithstanding the possibility, threat or occurrence of a Company Change of Control or Unocal Change of Control. The Board believes it is imperative to diminish the inevitable distraction of Officer by virtue of the personal uncertainties and risks created by a pending or threatened Company Change of Control or Unocal Change of Control, to encourage Officer's full attention and dedication to the Company currently and in the event of any threatened or pending Company Change of Control or Unocal Change of Control, and to provide Officer with compensation and benefit arrangements upon a Company Change of Control or Unocal Change of Control which ensures that such compensation and benefits are competitive with other corporations.

                                    AGREEMENT

     Now, therefore, in consideration of Officer's continued employment by the Company or an affiliate of the Company, as well as the promises, covenants and obligations contained herein, the Company and Officer agree as follows:

     1.   Severance and Other Benefits.

          (a) Severance Payment. Upon the occurrence of a Termination Event (as defined in Section 2):

               (i) within 30 days following such Termination Event, upon Officer's execution of a General Release materially in the form attached hereto as Exhibit A (the "General Release"), the Company or its successor (or an affiliate of the Company or any successor thereto) shall pay Officer an amount equal to Officer's Annual Base Salary (as defined in Section 2) multiplied by 1, payable as a lump sum cash payment;

               (ii) if Officer was participating in a life insurance and/or disability benefit plan maintained by an Employer as of his or her Termination Date, such coverage will be continued at the same cost, if any, charged to similarly situated active employees under such plans for a period of eighteen months following the Termination Date or, if earlier, the date as of which Officer obtains other employment. Officer shall immediately notify the Company upon obtaining other employment;

               (iii) if Officer was participating in a hospital, surgical, medical or dental benefit plan maintained by an Employer as of his or her Termination Date and if Officer elects to continue such coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), Officer will be reimbursed the premiums paid to continue such coverage under COBRA until the date as of which Officer obtains other employment. Officer shall immediately notify the Company upon obtaining other employment;

               (iv) all restricted stock, options or other rights with respect to equity interests in the Company and/or its affiliates granted to Officer on or before such Termination Date shall immediately vest as of the Termination Date; and

               (v) the Company or any successor thereto (or an affiliate of the Company or any successor thereto) shall take all such action as may be necessary or appropriate to amend any option to purchase the Company's Common Stock held by Officer to provide that such option will not terminate as a result of or in connection with Officer's termination of employment with the Company or any successor thereto (or an affiliate of the Company or any successor thereto), but may continue to be exercised following such termination of employment until the date on which such options otherwise would expire.

     2.   Definitions.

          (a) "Annual Base Salary," as determined on the Termination Date shall be equal to the sum of (i) the annual base salary payable to Officer by the Company or any successor thereto (or any affiliate of the Company or a successor thereto) as of the Termination Date plus (ii) an amount equal to the greater of (A) the bonus earned by Officer for the calendar year immediately preceding the Termination Date or (B) the average annual bonus earned by Officer during the three calendar years immediately preceding the Termination Date.

          (b) "Cause" as used herein with respect to Officer's termination of employment shall include any of the following: (A) Officer's conviction of, or plea of nolo contendere to, any felony of theft, fraud, embezzlement or violent crime causing substantial harm to the Company or its affiliates;
     (B) the willful and continued failure by Officer to substantially perform Officer's duties with the Company (or an affiliate of the Company or any successor thereto) (other than such failure resulting from Officer's incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Officer by the Chief Executive Officer of the Company and the Board, which specifically identifies the manner in which the Chief Executive Officer and the Board believes that Officer has not substantially performed Officer's duties or (C) the willful engaging by Officer in misconduct which is materially injurious to the interests of the Company or any successor thereto (or any affiliate of the Company or a successor thereto). For purposes of this Section, no act, or failure to act, on Officer's part shall be considered "willful" unless done, or omitted to be done, by Officer not in good faith and without reasonable belief that Officer's action or omission was in the best interest of the Company. Notwithstanding the foregoing, Officer shall not be deemed to have been terminated for cause unless and until there shall have been delivered to Officer a copy of a notice of termination from the Chief Executive Officer of the Company and the Board, after (x) reasonable notice to Officer, (y) an opportunity for Officer, together with Officer's counsel (the reasonable fees of which the Company shall pay promptly as incurred), to be heard before the Board, finding that, in the good faith opinion of the Board, Officer was guilty of conduct set forth above in clauses (A), (B) or (C) of the first sentence of this Subsection and specifying the particulars thereof in detail, and (z) in the case of conduct set forth in clauses (B) and (C), a period of not less than 60 days to remedy same.

          (c) "Common Stock" means the common stock, par value $.01 per share, of the Company.

          (d) A "Company Change of Control" shall be deemed to have occurred for purposes of this Agreement if:

               (i) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Company Incumbent Board") cease for any reason to constitute at least 40% of such Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of the

          Company was approved by a vote of at least a majority of the directors then comprising the Company Incumbent Board shall be, for purposes of this Agreement, considered as though such person were a member of the Company Incumbent Board;

               (ii) the stockholders of the Company approve a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own voting securities representing more than 40% of the Voting Securities of the reorganized, merged or consolidated company;

               (iii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity;

               (iv)  the Company adopts a plan of dissolution or liquidation; or

               (v) any "person," as that term is defined in Section 3(a)(9) of the Exchange Act (other than Union Oil or any affiliate thereof and other than the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, or any entity organized, appointed or established by the Company for or pursuant to the terms of such a plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person (as well as any "Person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate 40% or more of either the then outstanding shares of Common Stock or the Voting Securities of the Company.

          (e) The "Termination Date" shall mean the date of the termination of Officer's employment in connection with a Termination Event.

          (f)  A "Termination Event" shall be deemed to have occurred if:

               (i)  at any time:

                    (A) the Company or any successor thereto (or an affiliate of the Company or any successor thereto) shall terminate Officer's employment for any reason other than for Cause; or

                    (B) Officer shall voluntarily terminate his or her employment with the Company or any successor thereto (or an affiliate of the Company or any successor thereto) for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean any of the following (without Officer's express written consent):

                         (1) A material change in the nature or scope of
                    Officer's duties or responsibilities from those engaged in by Officer immediately prior to the date of this Agreement, unless such change is approved by Jack Hightower in his capacity, as of the date of such change, as Chairman of the Board and/or chief executive officer of the Company;

                         (2) Any removal of Officer from, or any failure to
                    reelect or to reappoint Officer to, the office of Vice President or an office of greater status within the Company;

                         (3) A reduction in Officer's annual base salary from
                    that provided to him or her immediately prior to the date of this Agreement, unless (x) such reduction is part of an annual base salary reduction that applies to all officers of the Company and (y) such reduction is equal or less than, on a percentage basis, to the percentage reduction in annual base salary of each of the other officers of the Company;

                         (4) A material diminution in Officer's eligibility to
                    participate in or in the benefits provided to Officer under any bonus, stock option or other incentive compensation plans or employee welfare and pension benefit plans (including medical, dental, life insurance, retirement and long-term disability plans) from that provided to him or her immediately prior to the date of this Agreement;

                         (5) Any required relocation of Officer outside of Texas
                    (including any required business travel in excess of the greater of 90 days per year or the level of business travel of Officer for the year prior to the date of this Agreement);

                         (6) Officer and the Company, or any successor thereto,
                    shall fail to reach an agreement on or prior to the date of closing of a transaction that constitutes a Company Change of Control or Unocal Change of Control as to the terms of Officer's employment following such Change of Control, which terms are acceptable to Officer in his or her sole discretion; or

                         (7) Union Oil, together with all "affiliates" and
                    "associates" (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such person (as well as any "Person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate 85% or more of either the then outstanding shares of Common Stock of the Company or the Voting Securities of the Company.

          (g) "Union Oil" means Union Oil Company of California, a California corporation.

          (h)  "Unocal" means Unocal Corporation, a Delaware corporation.

          (i) A "Unocal Change of Control" shall be deemed to have occurred for purposes of this Agreement if:

               (i) individuals who, as of the date hereof, constitute the Board of Directors of Unocal (the "Unocal Incumbent Board") cease for any reason to constitute at least 50% of such Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of Unocal was approved by a vote of at least a majority of the directors then comprising Unocal Incumbent Board shall be, for purposes of this Agreement, considered as though such person were a member of Unocal Incumbent Board;

               (ii) the stockholders of Unocal approve a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of Unocal immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own voting securities representing more than 50% of the Voting Securities of the reorganized, merged or consolidated company;

               (iii) Unocal sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity;

               (iv)  Unocal adopts a plan of liquidation or dissolution; or

               (v) any "person," as that term is defined in Section 3(a)(9) of the Exchange Act (other than Unocal, any of its subsidiaries, any employee benefit plan of Unocal or any of its subsidiaries, or any entity organized, appointed or established by Unocal for or pursuant to the terms of such a plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person (as well as any "Person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of Unocal representing in the aggregate 50% or more of either the then outstanding shares of common stock of Unocal or the Voting Securities of Unocal.

          (j) "Voting Securities" means the combined voting power entitled to vote generally in the election of directors.


     3. Gross-Up Payment. Notwithstanding any provision in this Agreement to the contrary, if it shall be determined that any payment, distribution or transfer of property or rights thereto by the Company or any successor thereto (or an affiliate of the Company or any successor thereto) to or for the benefit of Officer (whether paid, payable, distributed, distributable, transferred or transferable pursuant to the terms of this Agreement or otherwise, including but not limited to the acceleration of vesting of stock options), but determined without regard to any additional payments required pursuant to this Section 3 (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by Officer with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the "Excise Tax"), then the Officer shall be entitled to receive an additional payment from the Company or its successor (or an affiliate of the Company or any successor thereto) (a "Gross-Up Payment") in an amount such that after payment by Officer of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Officer retains an amount of Gross-Up Payment equal to the Excise Tax imposed upon the Payments. The intent of this
Section 3 is that Officer will retain, on an after-tax basis, the identical amount Officer would have received had no Excise Tax been assessed.

     4. Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Company to:      Pure Resources, Inc.
                                Attention: Chief Executive Officer
                                500 West Texas, Suite 200
                                Midland, Texas 79701


     If to Officer to:          Jack Harper
                                1703 Country Club Drive
                                Midland, Texas 79701


or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

     5. Applicable Law. This contract is entered into under, and shall be governed for all purposes by, the laws of the State of Texas.

     6. Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

     7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

     8. Withholding. The Company or any affiliate of the Company employing Officer shall withhold from any amount payable to Officer pursuant to this Agreement or from other remuneration payable to Officer, and shall remit to the appropriate governmental authority if required by applicable law, any income, employment or other tax such entity is required by applicable law to so withhold from and remit on behalf of Officer and any other amounts authorized in writing by Officer.

     9. No Continued Employment and Effect of Agreement. This Agreement shall not enlarge or otherwise affect the terms of Officer's employment with the Company or its affiliate, and the Company or an affiliate employing Officer may terminate his or her employment as freely and with the same effect as if this Agreement had not been established. This Agreement is the sole and exclusive program of severance benefits provided to Officer. It is intended that any and all other representations, agreements or descriptions of similar benefits be superseded hereby with respect to Officer; provided, however, that nothing herein is intended to modify or affect in any way the terms of any written employment agreement signed between the Company and Officer. No oral or written representation or promise concerning severance or retention bonus pay which is inconsistent with the provisions of this Agreement shall have any force or effect.

     10.  Assignment.

          (a) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in the remainder of this Section 10. Without limiting the foregoing, Officer's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by him or her will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this Section 10 the Company shall have no liability to pay any amount so attempted to be assigned or transferred. This Agreement shall inure to the benefit of and be enforceable by Officer's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          (b) The Company may: (x) as long as it remains obligated with respect to this Agreement, cause its obligations hereunder to be performed by a subsidiary or subsidiaries for which Officer performs services, in whole or in part; (y) assign this Agreement and its rights hereunder in whole, but not in part, to any corporation with or into which it may hereafter merge or consolidate or to which it may transfer all or substantially all of its assets, if said corporation shall by operation of law or expressly in writing assume all liabilities of the Company hereunder as fully as if it has been originally named the Company herein; but may not otherwise assign this Agreement or its rights hereunder. Subject to the foregoing, this Agreement shall inure to the benefit of and be enforceable by the Company's successors and assigns.

     11. Modifications. This Agreement shall not be varied, altered, modified, canceled, changed or in any way amended except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives.

     13. Confidentiality and Non-Compete Agreement. Concurrently with the execution of this Agreement, Officer shall execute the Confidentiality and Non-Compete Agreement attached hereto as Exhibit B. The effectiveness of this Agreement is expressly contingent on Officer's execution of the Confidentiality and Non-Compete Agreement. In the event that Officer shall not execute the Confidentiality and Non-Compete Agreement, this Agreement shall be null and void.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.

                                        PURE RESOURCES, INC.



                                        By: /s/ Jack Hightower
                                            ------------------------------------
                                            Name:  Jack Hightower
                                            Title: Chairman, President, CEO



                                        OFFICER



                                        /s/ Jack Harper
                                        ----------------------------------------
                                        Jack Harper

                                                                     EXHIBIT A

                            GENERAL RELEASE AGREEMENT

NOTICE: If you wish to accept the Severance Payment, you must return an executed copy of this form to the Company by the close of business on the thirtieth day after the Termination Event, as defined in the Officer Severance Agreement between you and Pure Resources, Inc.

     1. GENERAL RELEASE OF CLAIMS UNDER AGE DISCRIMINATION IN EMPLOYMENT ACT. In consideration of the Severance Payment ("Payment") to be made to me under the Officer Severance Agreement (the "Agreement"), I hereby release, acquit, and forever discharge (i) Pure Resources, Inc. and any parent, subsidiary, affiliated entity, successors or assigns (the "Company"), and (ii) the stockholders, officers, directors, employees, agents, representatives, and fiduciaries of the Company (collectively the "Released Parties"), from any and all claims, liabilities, demands, and causes of action of whatever kind or character, whether vicarious, derivative, or direct, that I now have or claim against them arising under the Age Discrimination in Employment Act. This General Release does not waive rights or claims that may arise after the date this General Release is executed. Further, in consideration of the Payment to be made to me under the Agreement, I acknowledge and agree that the Released Parties may recover from me any loss, including attorneys' fees and costs of defending against any claim brought by me, they may incur arising out of my breach of this General Release.

     I understand that I may revoke my acceptance of paragraph 1 of this General Release by so notifying the Company within seven days of the date I execute this General Release. I further understand that if I do not timely revoke my acceptance of paragraph 1, paragraph 1 of this General Release is final and binding, and I agree not to challenge its enforceability. If I do challenge its enforceability, I agree initially to tender to the Company the Payment made under the Agreement, and invite the Company to retain such money and agree with me to cancel this General Release. In the event the Company accepts my offer, the Company shall retain such money and paragraph 1 of this General Release will be void. In the event the Company does not accept my offer, the Company shall place such money in an escrow account pending the resolution of any dispute as to whether paragraph 1 of this General Release shall be set aside and/or otherwise rendered unenforceable.

     2. GENERAL RELEASE OF CLAIMS OTHER THAN UNDER AGE DISCRIMINATION IN EMPLOYMENT ACT. In consideration of the Payment to be made to me under the Agreement, I hereby release, acquit, and forever discharge (i) the Company, and
(ii) the Released Parties, from any and all claims, liabilities, demands, and causes of action of whatever kind or character, whether vicarious, derivative, or direct, that I now have or claim against them connected in any way to the Agreement or any claim for benefits under the Agreement, or my employment, continuation of employment, or, if applicable, termination of employment with any of the Released Parties, or with any other act, conduct, or omission of any of the Released Parties, including but not limited to claims arising under any federal, state, or local laws relating to the employment relationship, other than claims, liabilities, demands, and causes of action under the Age Discrimination in Employment Act. This General Release does not waive rights or claims that may arise after the date this General Release is executed. Further in consideration of the Payment to be made to me under the Agreement, I acknowledge and agree that the Released Parties may recover from me any loss, including attorney's fees and costs of defending against any claim brought by me, they may incur arising out of my breach of this General Release.

     3. NO RELEASE OF COMPANY'S OBLIGATION TO MAKE TAX GROSS-UP PAYMENT UNDER THE AGREEMENT. Any provision of this General Release to the contrary notwithstanding, my execution of this General Release does not constitute a release of the Company's obligation under the Agreement to make additional payments to me if it shall be determined that I am subject to additional excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, as a result of any payments made or benefits provided to me pursuant to the Agreement or otherwise in connection with a Company Change of Control or a Unocal Change of Control (as defined in the Agreement).

     I understand that I may not revoke my acceptance of paragraph 2 of this General Release and that it is binding upon me whether or not I revoke my acceptance of paragraph 1 of this General Release.

     I have read and fully understand all of the provisions of this General Release. I acknowledge that none of the Released Parties has made any promise or representation to me in consideration for my agreement to execute this General Release that is not set out in this General Release, and that in executing this General Release I am not relying on any such promise or representation but instead am relying solely on my own judgment. I further acknowledge that my execution of this General Release is knowing and voluntary, that I have had a reasonable time to consider its terms, and that I have been advised to consult with an attorney about this General Release.

Date signed:________________________                 ___________________________
                                                     Signature of Employee


Date signed:_________________________                ___________________________
                                                     Witness

                                                                      EXHIBIT B

                    CONFIDENTIALITY AND NON-COMPETE AGREEMENT

     This CONFIDENTIALITY AND NON-COMPETE AGREEMENT (the "Agreement") is made by and between Pure Resources, Inc., (along with its shareholders, subsidiaries, successors, and assigns, the "Related Parties"),and Jack Harper ("Employee").

     WHEREAS, Pure Resources, Inc. ("Employer") currently employs and desires to continue to employ Employee, and Employee desires to continue his employment with Employer;

     WHEREAS, Employee acknowledges that he is privy to various business opportunities, economic and trade secrets, and confidential and proprietary business information of the Related Parties, his knowledge of and access to which are essential to the performance of his job duties; and

     WHEREAS, subject to Officer's execution of this Agreement, Pure is entering into an Officer Severance Agreement providing Officer with certain compensation and benefit arrangements upon certain events.

     NOW, THEREFORE, in consideration of Employee's access to various business opportunities, economic and trade secrets, and confidential and proprietary business information of the Related Parties, and the Officer Severance Agreement between Employee and Pure of even date herewith, the Related Parties and Employee, intending to be legally bound, agree as follows:

     1. Contingency of Agreement; Effective Date of Agreement. This Agreement will become effective on May 16th, 2002 (the "Effective Date"). The effectiveness of this Agreement is expressly contingent on Pure's execution of the Officer Severance Agreement between Employee and Pure of even date herewith.

     2. Business Opportunities and Intellectual Property.

     (a) Employee shall promptly disclose to Employer, its successors, assigns, or designees, all "Business Opportunities" and "Intellectual Property" (as defined below).

     (b) Employee hereby assigns and agrees to assign to Employer, its successors, assigns, or designees, all of Employee's right, title, and interest in and to all Business Opportunities and Intellectual Property, and further acknowledges and agrees that all Business Opportunities and Intellectual Property constitute the exclusive property of the Related Parties.

     (c) For purposes hereof "Business Opportunities" shall mean all business ideas, prospects, proposals or other opportunities pertaining to the lease, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products and the exploration potential of geographical areas on which hydrocarbon exploration prospects are located, which are developed by Employee during any period that Employee is or was employed by Employer or one of the other Related Parties (the "Employment Term") or originated by any third party and brought to the attention of Employee, together with information relating thereto (including, without limitation, geological and seismic data and interpretations thereof, whether in the form of maps, charts, logs, seismographs, calculations, summaries, memoranda, opinions or other written or charted means).

     (d) For purposes hereof "Intellectual Property" shall mean all ideas, inventions, discoveries, processes, designs, methods, substances, articles, computer programs, and improvements (including, without limitation, enhancements to, or further interpretation or processing of, information that was in the possession of Employee prior to the date of this Agreement), whether or not patentable or copyrightable, which do not fall within the definition of Business Opportunities, which Employee discovers, conceives, invents, creates, or develops, alone or with others, during any Employment Term, if such discovery, conception, invention, creation, or development (i) occurs or occurred in the course of Employee's employment with Employer or one of the other Related Parties, (ii) occurs or occurred with the use of any of the Related Parties' time, materials, or facilities, or (iii) in the opinion of the Board of Directors of Employer, relates or pertains in any way to Employer's or one of the other Related Parties' purposes, activities, or affairs.

     3. Non-Compete Obligations During Employment Term. Employee agrees that during any Employment Term, Employee will not, other than through Employer or one of the other Related Parties, engage or participate in any manner, whether directly or indirectly through any family member or as an employee, employer, consultant, agent, principal, partner, more than one percent shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity, in any business or activity which is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products; provided that this Section 3 shall not apply to personal oil and gas investments owned by Employee, his family members, or his controlled affiliates as of the date this Agreement is executed and of which Employer is aware.

     4. Confidentiality Obligations.

     (a) Employee hereby acknowledges that all trade secrets and confidential and proprietary business information of the Related Parties (collectively referred to herein as "Confidential Information") constitutes valuable, special and unique assets of the Related Parties' business, and that access to and knowledge of such Confidential Information is essential to the performance of Employee's job duties. Employee agrees that during any Employment Term and during the two-year period following the date of termination of Employee's employment with Employer or one of the other Related Parties (the "Termination Date"), Employee will hold the Confidential Information in strict confidence and will not publish, disseminate or otherwise disclose, directly or indirectly, to any person other than the Related Parties and their respective officers, directors and employees or otherwise in proper performance of Employee's job duties, any Confidential Information or use any Confidential Information for Employee's own personal benefit or for the benefit of anyone other than the Related Parties.

     (b) For purposes of this Section 4, it is agreed that Confidential Information includes, without limitation, any information heretofore or hereafter acquired, developed or used by any of the Related Parties relating to Business Opportunities or Intellectual Property or other geological, geophysical, economic, financial or management aspects of the business, operations, properties or prospects of the Related Parties, whether oral or in written form in a "Related Parties' Business

Records" (as defined in Section 6 below), but shall exclude any information which has become part of the common knowledge or understanding in the oil and gas industry or otherwise in the public domain (other than from disclosure by Employee in violation of this Agreement) and provided further that this Section 4 shall not be applicable to the extent Employee is required to testify in a judicial or regulatory proceeding pursuant to the order of a judge or administrative law judge after Employee requests that such Confidential Information be preserved and after prior notice to the Related Parties.

     5. Post Employment Non-Compete And Non-Solicitation Obligations.

     (a) Employee agrees that during the two-year period following the Termination Date, he will not compete, either directly or indirectly with any of the Released Parties for any acquisition, prospect, or project that any of the Related Parties was pursuing prior to the Termination Date.

     (b) Employee agrees that during the two-year period following the Termination Date, he will not solicit, entice, persuade or induce, directly or indirectly, any employee (or person who within the preceding ninety (90) days was an employee) of any of the Related Parties or any other person who is under contract with or rendering services to any of the Related Parties, to (i) terminate his or her employment by, or contractual relationship with, such person, (ii) refrain from extending or renewing the same (upon the same or new terms), (iii) refrain from rendering services to or for such person, (iv) become employed by or to enter into contractual relations with any persons other than such person, or (v) enter into a relationship with a competitor of any of the Related Parties.

     6. Business Records.

     (a) Employee agrees to promptly deliver to Employer or its designee, upon termination of his employment by Employer or any of the Related Parties, or at any other time when any of the Related Parties so requests, all documents relating to the business of the Related Parties, including, without limitation: all geological and geophysical reports and related data such as maps, charts, logs, seismographs, seismic records and other reports and related data, calculations, summaries, memoranda and opinions relating to the foregoing, production records, electric logs, core data, pressure data, lease files, well files and records, land files, abstracts, title opinions, title or curative matters, contract files, notes, records, drawings, manuals, correspondence, financial and accounting information, customer lists, statistical data and compilations, patents, copyrights, trademarks, trade names, inventions, formulae, methods, processes, agreements, contracts, manuals or any other documents relating to the business of the Related Parties (collectively, the "Related Parties' Business Records"), and all copies thereof and therefrom.

     (b) Employee confirms that all of the Related Parties' Business Records (and all copies thereof and therefrom) which are required to be delivered to Employer or its designee pursuant to this Section constitute the exclusive property of Employer and the other Related Parties.

     (c) The obligation of confidentiality set forth in Section 4 shall continue notwithstanding Employee's delivery of any such documents to Employer and its designee.

     (d) Notwithstanding the foregoing provisions of this Section 6 or any other provision of this Agreement, Employee shall be entitled to retain any written materials received by Employee in the capacity as a shareholder of Pure.

     7. Miscellaneous.

     (a) The invalidity or non-enforceability of any provision of this Agreement in any respect shall not affect the validity or enforceability of this Agreement in any other respect or of any other provision of this Agreement. In the event that any provision of this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to the scope or duration of such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and, to the fullest extent permitted by law, this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable.

     (b) Employee acknowledges that the Related Parties' remedy at law for any breach of the provisions of this Agreement is and will be insufficient and inadequate and that the Related Parties shall be entitled to equitable relief, including by way of temporary and permanent injunction, in addition to any remedies the Related Parties may have at law.

     (c) The existence of any claim or cause of action of Employee against any of the Related Parties or any officer, director, or shareholder of any of the other Related Parties, whether predicated on Employee's employment or otherwise, shall not constitute a defense to the enforcement by any of the Related Parties of the covenants of Employee contained in this Agreement. In addition, the provisions of this Agreement shall continue to be binding upon Employee in accordance with their terms, notwithstanding the termination of Employee's employment with Employer or any of the other Related Parties for any reason.

     (d) The parties to this Agreement agree that the limitations contained in
Section 5 with respect to time, geographical area, and scope of activity are reasonable. However, if any court shall determine that the time, geographical area, or scope of activity of any restriction contained in Section 5 is unenforceable, it is the intention of the parties that such restrictive covenant set forth herein shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable.

     (e) This Agreement may be assigned or transferred by any of the Related Parties, and shall inure to the benefit of the successors and assigns of any of the Related Parties.

     (f) This Agreement is not intended to be and does not constitute a contract or promise of employment or continued employment for any specified term or other than at will.

     (g) This Agreement may not be altered or amended except by a writing, duly executed by the party against whom such alteration or amendment is sought to be enforced.

     (h) This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement in multiple counterparts on the 18th day of July, 2002.

                                    PURE RESOURCES, INC.



                                    By: /s/ Jack Hightower
                                       -----------------------------------------
                                       Name: Jack Hightower
                                       Title: Chairman, President, CEO

                                    EMPLOYEE



                                    /s/ Jack Harper
                                    --------------------------------------------
                                    Jack Harper